


					FORM N-SAR ATTACHMENT ITEM 77 0
		"10f-3 TRANSACTIONS FOR THE PERIOD NOVEMBER 1, 1996 THROUGH OCTOBER 31, 1997"
							Alliance Income Builder Fund

										Shares		Total		% of Issue				Shares
		Date		Shares		% of Fund		Price per		Purchased by		Shares		Purchased				Held
Security		Purchased		Purchased		Assets		Share		Fund group		Issued		By Group		Broker(s)		10/31/97
Carnival Corp.		 11/13/96		"7,000" "0.39%" $29.50	"7,000"     "20,300,000" "0.03%" Goldman Sachs		"7,000 "
Deutsche Telecom	11/18/96		"3,600" "0.13%" $18.89 "1,077,590"	"85,000,000" "1.27%" Goldman Sachs		0





















